State Street Bank and Trust Company
100 Huntington Avenue
Boston, Massachusetts 02116
Attention:  Louis D. Abruzzi, Jr., Senior Vice President

Re:  American Beacon Funds

Ladies and Gentlemen:

This letter is to advise you that American Beacon Funds (the “Fund”) has established a new series, American Beacon London Company Income Equity Fund, effective as of May 29, 2012 (the “Portfolio”).

In accordance with the Additional Funds provision of Section 20 of the Custodian Contract dated December 1, 1997 between the Fund and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Agreement”), the Fund hereby requests that you act as Custodian for the Portfolio.

For convenience, attached as Schedule D hereto is a replacement of “Schedule D” to the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Fund and retaining one copy for your records.

Sincerely,

AMERICAN BEACON FUNDS

By:	/s/ Melinda G. Heika
Name:	Melinda G. Heika
Title:	Treasurer

Agreed:

STATE STREET BANK AND TRUST COMPANY

By:        /s/ Michael F. Rogers
Name:   Michael F. Rogers
Title:     Executive Vice President
Effective Date: May 29, 2012

Schedule D

American Beacon Funds
American Beacon Balanced Fund
American Beacon Emerging Markets Fund
American Beacon Retirement Income & Appreciation Fund
American Beacon Flexible Bond Fund
American Beacon High Yield Bond Fund
American Beacon Intermediate Bond Fund
American Beacon International Equity Fund
American Beacon International Equity Index Fund
American Beacon Large Cap Value Fund
American Beacon London Company Income Equity Fund
American Beacon Mid-Cap Value Fund
American Beacon S&P 500 Index Fund
American Beacon Short-Term Bond Fund
American Beacon SiM High Yield Opportunities Fund
American Beacon Small Cap Index Fund
American Beacon Small Cap Value Fund
American Beacon Small Cap Value II Fund
American Beacon Treasury Inflation Protected Securities Fund
American Beacon Zebra Large Cap Equity Fund
American Beacon Zebra Small Cap Equity Fund
American Beacon Bridgeway Large Cap Value Fund
American Beacon Stephens Small Cap Growth Fund
American Beacon Stephens Mid-Cap Growth Fund
American Beacon Holland Large Cap Growth Fund